Exhibit 10.1
THE ANDERSONS, INC.
LANSING ACQUISITION 2018 INDUCEMENT AND RETENTION RESTRICTED STOCK AWARD AGREEMENT
THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of [__________] (the “Award Date”), and is by and between The Andersons, Inc., an Ohio corporation (the “Company”), and you (the “Employee”).
WITNESSETH:
WHEREAS, the Compensation Leadership and Development Committee of the Board of Directors of the Company (the “Committee”) has adopted the The Andersons, Inc. Lansing Acquisition 2018 Inducement and Retention Award Plan (the “Plan”);
WHEREAS, the Plan provides for granting of restricted stock awards to individuals not previously employees of the Company in connection with the acquisition of Lansing Trade Group, LLC and its affiliates (collectively, “Lansing”);
WHEREAS, the Employee was an employee of Lansing and, in connection with the acquisition of Lansing, will or has become an employee of the Company or its Subsidiaries;
WHEREAS, as an inducement for the Employee to commence employment with the Company or its Subsidiaries and in connection with the acquisition of Lansing, the Committee hereby grants to the Employee an award of restricted shares of Common Stock (as defined below) of the Company, as set forth in Section 1 of this Agreement; and
WHEREAS, the Employee desires to accept the aforementioned Award subject to the terms and conditions of the Plan and this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

SECTION 1	GRANT OF AWARD.
The Committee hereby grants as of [______________] (the “Grant Date”) to the Employee [____]1 The number of awards to be issued will be governed by the terms of the Merger Agreement. shares of Common Stock (the “Restricted Stock”) on the terms and conditions and with the restrictions set forth in this Agreement and the Plan.
    1 The number of awards to be issued will be governed by the terms of the Merger Agreement.

SECTION 2	RESTRICTIONS; NONTRANSFERABILITY.
The Restricted Stock, and all rights and privileges hereunder, are restricted, nonassignable and nontransferable by the Employee, either voluntarily or by operation of law except (i) by will or (ii) by operation of the laws of descent and distribution, and shall not be pledged or hypothecated in any way, until the restrictions are removed or expire as described in Section 3 herein.  Any attempt to sell, assign, margin, transfer, encumber, convey, give, alienate, hypothecate, pledge or otherwise dispose of the shares of Restricted

Stock while restricted will be void and ineffective and will give no right to any purported transferee, and may, at the discretion of the Committee, result in forfeiture of those shares of Restricted Stock.

SECTION 3	VESTING.
The Restricted Stock shall vest and become non-forfeitable as set forth in this Section 3. Any shares of Restricted Stock that have not yet vested pursuant to this Section 3 shall be “Unvested Shares” and any shares of Restricted Stock that becomes vested shall be “Vested Shares”.

(a)Service Vesting. Except as set forth in this Section 3, the Restricted Stock will vest in accordance with the following schedule, provided the Employee remains continuously employed by the Company or a Subsidiary to the Company through each applicable vesting date:

Vesting Date	Percentage of Restricted Shares That Vest
_______________ 2	_______________
_______________ _______________	_______________ _______________

2 To be adjusted based on individual award recipients. Awards that would vest under the Lansing equity plan (but for the transaction) as of the first vesting date after the Closing will vest instead six (6) months after such first vesting date. All other vesting dates will follow the Lansing award’s service vesting schedule.

(b)    Termination of Employment.  At such time as Employee ceases to be, or in the event Employee does not become an employee of the Company or any Subsidiary for any reason, other than due to Employee’s termination without Cause or due to Employee’s death or Disability, all Unvested Shares will be immediately forfeited to the Company and Employee will have no rights therein.  If Employee’s employment with the Company or a Subsidiary is terminated due to Employee’s death or Disability, or if the Company terminates Employee’s employment without Cause, all of Employee’s Unvested Shares will become fully vested upon such termination of employment.
(c)    Change in Control.  In the event of a Change in Control (as defined in the Plan) that occurs following the Grant Date, any Unvested Shares will become fully vested immediately prior to such Change in Control, provided the Employee remains continuously employed by the Company or a Subsidiary through such Change of Control.

SECTION 4	ISSUANCE OF SHARES.
(a)Unvested Shares.  The Company will cause the Unvested Shares of Restricted Stock to be issued in the name of Employee by book-entry registration with the Company’s stock transfer agent.  The Unvested Shares of Restricted Stock will be restricted from transfer and may be subject to an appropriate stop-transfer order.  Employee agrees, upon the request of the Company, to execute in blank and to deliver to the Company any related documents as may be deemed advisable by the Company in order to carry out effectively the provisions of this Agreement, and, by execution of this Agreement, Employee designates the Secretary of the Company as his or her attorney in fact, with full power and authority to execute on Employee’s behalf any of the foregoing documents.
(b)Vested Shares.  After any shares of Restricted Stock vest pursuant to Section 3 above, the Company will promptly cause the Vested Shares to be issued in the name of Employee, either by book-entry registration or issuance of a stock certificate or certificates evidencing the nearest number of whole Vested Shares (less any Vested Shares withheld to pay withholding taxes) and will cause any certificate or certificates to be delivered to Employee or Employee’s designee, free of any restrictive legend or stop-transfer order.

SECTION 5	RIGHTS AS A STOCKHOLDER.

Employee is entitled to certain rights of absolute ownership of the Unvested Shares of Restricted Stock, including the right to vote those Unvested Shares of Restricted Stock (but not the right to receive dividends thereon, the value of which shall accrue and be payable only if and when such Unvested Shares become Vested Shares), subject, however, to the terms, conditions and restrictions described in this Agreement and the Plan.

SECTION 6	CONTINUATION OF EMPLOYMENT.
Nothing herein shall confer upon the Employee any right to continued employment, if applicable, or interfere with the right of the Company or a Subsidiary to terminate Employee’s employment at any time, for any reason as set forth in the Employment Agreement.

SECTION 7	GOVERNMENT REGULATIONS, REGISTRATION AND LISTING OF STOCK.
This Agreement, this Award and the Company’s obligation to deliver Common Stock evidencing the Restricted Stock under this Agreement will be subject to all applicable federal, state and local laws, rules and regulations and to such approvals which may be required by regulatory or governmental agencies.  Employee represents and covenants that if in the future Employee decides to offer or dispose of any of the Restricted Stock subject to this Agreement or interest therein, Employee will do so only in compliance with this Agreement, the Securities Act of 1933, as amended, and all the applicable state securities laws.

SECTION 8	DEFINITIONS.
For purposes of this Agreement, any capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

SECTION 9	GOVERNING LAW.
This Agreement shall be subject to, and governed by, the Laws of the State of Ohio irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state or country. The headings in this Agreement are solely for convenience of reference and will not affect its meaning or interpretation.

SECTION 10	CONSTRUCTION.
This Agreement, together with the Plan, contains a complete statement of all the arrangements between the Company and Employee with respect to its subject matter. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted. Capitalized terms not defined herein have the meanings assigned to them in the Plan.

SECTION 11	BINDING EFFECT.
This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 12	THE PLAN.
The Award is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but, unless otherwise provided by the Plan, no such amendment shall adversely affect the Employee’s rights under this Award, without his or her consent.  Pursuant to the Plan, the Board or the Committee, as the case may be, has final authority to construe and interpret the provisions of the Plan and this Agreement. A copy of the Plan in its present form is available for inspection by the Employee during business hours at the principal office of the Company.

[Signature Page to Follow]

Signature Page to Inducement Restricted Stock Award Agreement
By your signature and the Company’s signature below, Employee and the Company agree that this restricted stock award is granted under and governed by the terms and conditions of The Andersons, Inc., 2018 Inducement and Retention Award Plan, which is attached hereto and made a part hereof.

___________________________________ The Andersons, Inc. By:________________________________	____________________________________ Date
___________________________________ [INSERT NAME]	____________________________________ Date